Exhibit 10.4

EXECUTION VERSION

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of June 14, 2016 (this “Agreement”), is made by the signatory hereto indicated as a “Grantor” (the “Grantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Priority Lien Secured Parties (in such capacity and, together with its permitted successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Grantor entered into a Collateral Agreement dated as of June 14, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among the Grantor, the Collateral Agent and the other persons party thereto, pursuant to which Grantor granted to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, a security interest in the Trademark Collateral (as defined below); and

WHEREAS, pursuant to the Collateral Agreement, Grantor agreed to execute this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Priority Lien Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Collateral Agency Agreement referred to therein.

SECTION 2. Notice and Confirmation of Grant of Security Interest in Trademark Collateral

SECTION 2.1 Notice and Confirmation of Grant of Security. Grantor hereby confirms the grant in the Collateral Agreement to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, of a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Grantor’s Priority Lien Obligations:

All of Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names and other indicia of origin or source identification, whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto, (ii) all extension and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other trademark rights accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein could impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3. Collateral Agreement and Collateral Agency Agreement

The security interest confirmed pursuant to this Agreement is confirmed in conjunction with the security interest granted to the Collateral Agent for the Priority Lien Secured Parties pursuant to the Collateral Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Collateral Agreement or the Collateral Agency Agreement, the provisions of the Collateral Agreement or the Collateral Agency Agreement, as applicable, shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GOGO LLC, as Grantor

By:	s/ Norman Smagley
Name: Norman Smagley
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agents

By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Gogo LLC U.S. Trademark Registrations

Trademark	Class	Appl. No.	Appl. Date	Reg. No.	Reg. Date
Emoticon Logo *-)-	38	77976486	10/19/2007	3600042	3/31/2009
Emoticon Logo *-)-	9	77309056	10/19/2007	3667304	8/11/2009
GOGO	9	77216179	9/8/2009	3680364	9/8/2009
GOGO	38	77216180	6/26/2007	3499843	9/9/2008
GOGO BIZ	38	85581100	3/27/2012	4256786	12/11/2012
GOGO	9	85339267	6/6/2011	4129839	4/17/2012
GOGO	38	85339274	6/6/2011	4133147	4/24/2012
GOGO VISION	38	85370757	7/13/2011	4133220	4/24/2012
IN AIR. ONLINE.	9	85349568	6/17/2011	4126958	4/10/2012
IN AIR. ONLINE.	38	85349559	6/17/2011	4126957	4/10/2012
LAND ON TOP OF THINGS	38	85440937	10/6/2011	4247178	11/20/2012
IT’S THE INTERNET. IN THE SKY.	38	85440977	10/6/2011	4167076	7/3/2012

Gogo LLC U.S. Trademark Applications

Trademark	Class	Appl. No.	Appl. Date
2KU	9	86950777	3/23/2016
2KU	38	86808422	11/3/2015

EXCLUSIVE LICENSES TO REGISTERED UNITED STATES COPYRIGHTS, PATENTS AND TRADEMARKS

None.